Exhibit 10.7

                                     FORM OF
                ASSIGNMENT OF OIL AND GAS LEASES AND BILL OF SALE

STATE OF TEXAS           ss.
                         ss.       KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF _______        ss.

     BARON ENERGY, INC., a Nevada corporation (hereinafter referred to as "ASSIGNOR"), for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, paid by BASELINE CAPITAL, INC., a Texas corporation (hereinafter referred to as "ASSIGNEE"), the receipt and sufficiency of which is hereby acknowledged and confessed by Assignor, does hereby SELL, ASSIGN, CONVEY, TRANSFER, SET OVER and DELIVER, unto Assignee, whose address is 310 West Wall, Suite 803, Midland, Midland County, Texas 79701, 25% of Assignor's undivided interest in and to the following properties and rights (the "SUBJECT INTERESTS"):

     (a) All oil and gas leases, oil, gas and mineral leases and other oil and gas rights, interests and estates described in Exhibit "A" attached hereto and made a part hereof and all oil and gas leases, oil, gas and mineral leases and other oil and gas rights, interests and estates covering or affecting any of the lands described in Exhibit "A" attached hereto (such leases, rights and estates being hereinafter referred to as the "LEASES", and such lands being hereinafter referred to as the "LANDS"), together with all of the property and rights incident thereto, including all rights in, to and under all unit, pooling, communitization and other agreements which relate to the Leases;

     (b) All agreements, easements, surface leases, permits, licenses, servitudes, rights-of-way and other interests appurtenant to the Leases or used in connection with the exploration, development or operation of the Leases;

     (c) All personal property, fixtures and improvements situated upon or used or held for use in connection with the Leases or the operation, production, treatment, storage or transportation of oil, gas, distillate, condensate, casinghead gas or other liquid or vaporous hydrocarbons or other minerals on or from the Leases, and all wells, tanks, building, plants, fixtures, machinery and other equipment, pipelines, powerlines, telephone lines, roads and other appurtenances appertaining to the Leases; and

     (d) All rights attributable to or arising from any valid oil, casinghead gas and gas sales, purchase, exchange and processing contracts and agreements, if any, as same are appurtenant or relate to the Leases and Lands or the production therefrom or attributable thereto.

     This Assignment is made subject to the terms and provisions of the Leases and is made pursuant to that certain First Amended and Restated Loan Agreement dated as of April 27, 2011, as amended, between Assignor and Assignee.

     Upon being filed of record in the county records, this Assignment shall constitute a present assignment and conveyance as of April 27, 2011, but this Assignment shall be effective for purposes of Assignee receiving revenues from the Subject Interests and being responsible for expenses and liabilities related to the Subject Interest as of the 1st day of the month in which this Assignment is recorded in the county records (the "EFFECTIVE TIME"). Assignee shall be entitled to any amount realized from and accruing to the herein assigned interest in the Leases and Lands subsequent to the Effective Time and shall be responsible for expenses attributable to the herein assigned interest in the Leases and Lands subsequent to the Effective Time. Assignor shall be entitled to all the amounts realized from and/or accruing to the herein assigned interest in the Leases and Lands prior to the Effective Time and shall be responsible for expenses attributable to the herein assigned interest in the Leases and Lands prior to the Effective Time.

     TO HAVE AND TO HOLD, all and singular, the Subject Interests unto Assignee and Assignee's successors and assigns forever.

     For the consideration above recited, Assignor hereby binds itself, its successors and assigns, to warrant and forever defend title to the interests herein assigned unto Assignee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof by, through or under Assignor but not otherwise. Assignor further gives and grants unto Assignee full power and right of substitution and subrogation in and to all covenants and warranties by others heretofore given or made with respect to the interests herein assigned.

     All of the terms, provisions, covenants and agreements herein contained shall extend to and be binding upon the parties hereto and their respective successors and assigns.

                  [Remainder of Page Intentionally Left Blank]

     EXECUTED on the date of the acknowledgment hereto, as a present assignment and conveyance effective as of April 27, 2011 upon being filed of record, but effective for purposes of revenues, expenses and liabilities only as of the Effective Time.

                                        ASSIGNOR:

                                        BARON ENERGY, INC.


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

STATE OF TEXAS           ss.
                         ss.
COUNTY OF __________     ss.

     This instrument was acknowledged before me on this ____ day of ____________, 2011, by ______________________________, ______________ of BARON
ENERGY, INC., a Nevada corporation, on behalf of said corporation.


                                        ----------------------------------------
                                        NOTARY PUBLIC - STATE OF TEXAS